UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 21, 2020

Date of Report (Date of earliest event reported)

GLASSBRIDGE ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 East 57th Street, Suite 1-A New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 220-3300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The registrant, GlassBridge Enterprises, Inc. (“GEI”), and certain of its subsidiaries completed the following actions, pursuant to the agreements identified below, each dated July 21, 2020, except as otherwise noted. As a result of these transactions, GEI became the sole stockholder of Adara Enterprises Corp. (“AEC”), 100% owner of GlassBridge Arrive Investor, LLC, which is the investment arm of Roc Nation, and 50.1% of the outstanding shares of Sport-BLX, Inc., which operates GEI’s sports technology platform, and GEI and AEC disposed of their obligations under the Orix Notes (defined below).

●	Pursuant to a Loan Prepayment and Security Termination Agreement, among GEI, its wholly owned subsidiary Glassbridge Athlete, LLC (“Athlete”), and ORIX PTP Holdings, LLC (“Orix”), Athlete prepaid the $16,000,000 principal amount of a loan made to it by Orix pursuant to a Secured Promissory Note Agreement, dated March 17, 2020 (the “Note Agreement”), together with accrued interest of $171,112. The Note Agreement, except with respect to certain indemnification obligations, and a Security Agreement and a Pledge Agreement, each of even date with the Note Agreement, pursuant to which, respectively, Athlete granted to Orix a security interest in substantially all of Athlete’s assets, and GEI pledged to Orix all of GEI’s membership interest in Athlete, were terminated. Until the transactions described below, Orix owned 20.1% of AEC, of which GEI had owned the remaining 70.9%.
●	Pursuant to an Asset Distribution Agreement, Adara Asset Management, LLC, a wholly owned subsidiary of AEC (“AAM”), AAM distributed to AEC all of AAM’s 100% membership interests in GlassBridge Arrive Investor, LLC, GlassBridge Multi Strategy GP, LLC, and GlassBridge Quant Strategy GP, LLC. As a result, AAM’s only asset was its ownership of the general partner interest in The Sports & Entertainment Fund, L.P., which holds a $17.8 million investment, and the related commodities pool operator registration. Thereafter, pursuant to an Asset Contribution Agreement between GEI and AEC, GEI contributed $1,790,000 to AEC, and, pursuant to an Asset Contribution Agreement, between AEC and Adara AAM, AEC contributed the same amount to AAM.
●	Pursuant to an Assignment and Assumption of Promissory Notes among AEC, AAM, and Orix (“Assignment Agreement”), AAM assumed AEC’s obligations under two promissory notes, each dated September 30, 2019 and maturing September 30, 2026 (“Orix Notes”), in principal amounts totaling $13,000,000 made by AEC to GEI, which GEI assigned to Orix pursuant to an Agreement Relating to the Assignment and Assumption of Promissory Notes, dated October 1, 2019, among AEC, GEI, and Orix (“2019 Assignment”). Also pursuant to the Assignment Agreement, the 2019 Assignment terminated, and Orix released security interests granted to it by AEC under the 2019 Assignment, effective with execution of a Debt Exchange and Secured Loan Agreement, among AAM, GEH Sport LLC (“GEH”), and Orix, described below.
●	Pursuant to a Membership Purchase Agreement between AEC and GEH, AEC sold 100% of AAM’s membership interests to GEH for $1.00. GEH is wholly owned by George Hall, the beneficial owner of 29.1% of GEI’s outstanding stock.
●	Pursuant to a Debt Exchange and Secured Loan Agreement among GEH, AAM, and Orix, Orix exchanged the Orix Notes for a new loan to and a $13,000,000 principal amount promissory note from AAM and a warrant to purchase Class A Units of AAM.

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●	Pursuant to a Loan and Security Agreement among ESW Holdings, LLC (“ESW”), AEC, and GEI (the “LSA”), AEC borrowed $11,000,000 from ESW, the proceeds of which were applied, among other things, to finance the transactions referred to in the third preceding paragraph and GEI’s purchase of Orix’s AEC shares, as described below. The loan is due January 20, 2021, with $1,100,000 interest. Also, AEC granted to ESW a security interest in all of AEC’s assets pursuant to the LSA, which, in addition to customary representations and warranties and covenants, prohibits AEC from entering into any agreement without ESW’s consent, or, subject to exceptions, incur or prepay any indebtedness, incur any liens, or make distributions on or payments with respect to its shares, and requires AEC to maintain at least $500,000 in cash or cash equivalents in controlled accounts. ESW may accelerate the loan upon a payment default; covenant default, in some cases after notice; a material adverse change in AEC’s business, assets, financial condition, ability to repay the loan, or in the perfection, value, or priority of ESW’s security interests in AEC’s assets; attachment of a material part of AEC’s assets; AEC’s or GEI’s insolvency; AEC’s default in its obligations under other agreements totaling $100,000 or more; AEC’s incurring judgments or settlements totaling $100,000 or more; or a change in AEC’s ownership; or if any material representation by AEC under the LSA is untrue. The LSA provides that, in event of AEC’s default other than for a material representation, AEC and ESW will act in good faith to effect a reorganization of AEC in bankruptcy, pursuant to which ESW acquires from GEI all equity in AEC and certain of its assets, for $8,500,000, and AEC’s cash, shares of its subsidiaries, including Sport-BLX, Inc., and a right to use AEC software and intellectual property within the sports industry are distributed to GEI. In connection with the LSA, pursuant to a Limited Recourse Stock Pledge Agreement, GEI pledged to ESW all of GEI’s AEC stock and 30% of the outstanding stock of GEI’s Sport-BLX, Inc. subsidiary, and, pursuant to a Subscription Agreement, ESW purchased 100 shares of AEC’s Series A Preferred Stock for a total purchase price of $25,000. Upon any liquidation, dissolution, or winding up of AEC, each holder of Series A Preferred Stock is entitled to a liquidation preference of $1500 per share and no more. Holders of Series A Preferred Stock vote together with holders of common stock on all matters, and each share of Series A Preferred Stock entitles the holder to one vote.
●	Pursuant to a Software Assignment Agreement, dated July, 20, 2020, AEC purchased from GEH Capital, LLC, wholly owned by George Hall, certain of that company’s quantitative trading software, for $1,750,000. The software is included in the assets in which ESW has a security interest.
●	Pursuant to a Stock Purchase Agreement between Orix and GEI, GEI bought all of Orix’s AEC shares for $4,562,700. Pursuant to a Termination of Stockholders’ Agreement, GEI and Orix terminated the Stockholders Agreement, dated October 1, 2019, between them relating to their AEC shares, which, among other things, entitled Orix to appoint one director, to put Orix’s AEC shares to GEI at book value, or purchase GEI AEC shares at book value plus 20%, subject to GEI’s right to buy Orix’s AEC shares at that price.

In connection with the closing of the above-described transactions, GEI paid a $250,000 consulting fee to George Hall and a $200,000 consulting fee to Alexander Fletcher. Alex Spiro, a GEI director who introduced Alexander Fletcher to GEI, will receive $120,000 of the consulting fee.

In addition, GEI, Clinton, and Clinton Special Opportunities Fund LLC (the “Fund”) agreed to terminate a Credit Facility Letter Agreement, dated November 15, 2019, between GEI and the Fund, and to offset the Fund’s obligation of $520,000 principal amount and accrued interest thereunder against GEI’s interest obligations under a $12,116,718 Promissory Note, dated December 15, 2019, made by GEI to George Hall.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2020

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	Chief Executive Officer

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